Response to Item 77D

Eaton Vance Multi-Strategy Absolute Return
Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Short Duration Strategic
Income Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and SAI, filed pursuant to Rule 497 under the Securities
Act of 1933, as amended, and are incorporated herein by reference.